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                                                                      Exhibit 21



                           SUBSIDIARIES OF REGISTRANT




                                                    State or
                                                  Jurisdiction                           Names Under Which
Subsidiary                                       of Incorporation                     Subsidiary Does Business
- ----------                                       ----------------                     ------------------------
Blockbuster Video Holding Corporation               Delaware                          Blockbuster Video
Blockbuster Music Holding Corporation               Delaware                          Sound Warehouse, Music Plus,
                                                                                      Blockbuster Music,
                                                                                      Virgin Megastore
Blockbuster Pictures Holding Corporation            Delaware                          N.A.
Blockbuster SC Holding Corporation                  Delaware                          *
Blockbuster U.K. Group Ltd.                         United Kingdom                    Ritz and Blockbuster Video
Blockbuster Video Acquisition Corporation           Delaware                          Blockbuster Video
Blockbuster Videos, Inc.                            Texas                             Blockbuster Video
BVJV Inc.                                           Delaware                          Blockbuster Virgin Megastore
Citivision plc                                      United Kingdom                    Ritz
Major Video Corp.                                   Nevada                            Major Video
Major Video Super Stores, Inc.                      Nevada                            Major Video
SEGI Holding Co.                                    Delaware                          N.A.
Show Industries, Inc.                               California                        Music Plus
Sound Warehouse, Inc.                               Delaware                          Sound Warehouse and
                                                                                      Blockbuster Music Plus
Virgin Blockbuster Limited                          United Kingdom                    Virgin Megastore




*Record Bar                              Video Towne
 Record Bar/Tracks                       Video Towne CD & Audio
 Rhythm & Views                          Video Towne Entertainment
 Tracks                                  Video Towne Movies, Music & More
 Turtles                                 Video Towne Music, Games & More
 Turtles Music                           Video Towne Music & Video
 Turtles Music Super Video               Video Towne Superstore
 Turtles Movies, Music & More            Video Towne Movies & Music
 Alfalfa Video                           Movies at Home
 Movieland                               Movie Video Towne Music
                                         Movies Video Towne Music





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